UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2021

MERIDA MERGER CORP. I

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39119	84-2266022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, 18th Floor, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

(917) 745-7085

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of common stock and one-half of one redeemable warrant	MCMJU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	MCMJ	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MCMJW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2021, Merida Merger Corp I., a Delaware corporation (“Merida”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Merida, Merida Merger Sub, Inc., a Washington corporation and wholly-owned subsidiary of Merida (“First Merger Sub”), Merida Merger Sub II, LLC, a Washington limited liability company and wholly-owned subsidiary of Merida (“Second Merger Sub”), and Leafly Holdings, Inc., a Washington corporation (“Leafly”). Pursuant to the Merger Agreement, among other things the parties will undertake the following transactions (collectively, the “Transactions”): (i) First Merger Sub will merge with and into Leafly, with Leafly surviving such merger (“First Merger”), and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, Leafly will merge with and into Second Merger Sub, with Second Merger Sub surviving such merger (the “Second Merger”) and being a wholly-owned subsidiary of Merida.

The parties have ascribed an equity value of the combined company, following the Closing (as defined below), of approximately $532 million, assuming none of Merida’s public stockholders seek to redeem their public shares for a pro rata portion of the funds in Merida’s trust account established in connection with Merida’s initial public offering (the “Trust Account”). Immediately following the Closing, assuming none of Merida’s public stockholders seek to redeem their public shares for a pro rata portion of the funds in the Trust Account, the current securityholders of Leafly will own approximately 72% of the equity of the combined company, Merida’s public stockholders will own approximately 25% of the equity of the combined company, and Merida’s founders will own approximately 3% of the equity of the combined company.

The closing (“Closing”) of the Transactions is expected to occur in the fourth quarter of 2021, following the receipt of required approval by the stockholders of Merida and the Leafly shareholders, required regulatory approvals and the fulfilment of other conditions set forth in the Merger Agreement.

The following summary of the Merger Agreement is qualified in its entirety by the text of the Merger Agreement. The Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Consideration

Pursuant to the Merger Agreement, the aggregate value of the consideration (prior to giving effect to the earnout consideration described below) to be paid to Leafly’s securityholders is $385 million, as follows: (a) each share of Class 1 common stock of Leafly, par value $0.0001 per share, each share of Class 2 common stock of Leafly, par value $0.0001 per share, and share of Class 3 common stock of Leafly, par value $0.0001 per share (collectively, the “Leafly Common Stock”), issued and outstanding immediately prior to the First Merger (including shares of Leafly Common Stock issued upon the conversion of the Notes (as defined below)) will be converted into the right to receive a number of shares of common stock of Merida, par value $0.0001 per share (“Merida Common Stock”) equal to the Exchange Ratio (as defined below), and (b) each share of Leafly Series A preferred stock, par value $0.0001 per share (“Leafly Preferred Stock”), issued and outstanding immediately prior to the First Merger will be converted into the right to receive a number of shares of Merida Common Stock equal to the Exchange Ratio multiplied by the number of shares of Leafly Common Stock issuable upon conversion of such shares of Leafly Preferred Stock. The “Exchange Ratio” is the quotient of (i) 38,500,000 shares of Merida Common Stock, divided by (ii) the adjusted fully diluted shares of Leafly Common Stock outstanding immediately prior to the completion of the First Merger (taking into account the number of shares of Leafly Common Stock issuable upon the conversion of the Leafly Preferred Stock and Notes and upon exercise of outstanding stock options of Leafly (assuming for the purposes of this definition that all such Company Stock Options are fully vested and exercised on a net exercise basis based)). Each option of Leafly that is outstanding immediately prior to the Closing will automatically convert to an option to acquire an adjusted number of shares of Merida Common Stock at an adjusted exercise price, in each case, pursuant to the terms of the Merger Agreement.

As part of the aggregate consideration payable to Leafly’s shareholders pursuant to the Merger Agreement, holders of Leafly Common Stock and Leafly Preferred Stock will have the right to receive a portion of up to an aggregate of 6,000,000 shares of Merida Common Stock (“Earnout Shares”) as follows:

(a)	3,000,000 Earnout Shares upon the earlier to occur of (i) Merida’s gross revenue for the year ending December 31, 2022, as set forth in Merida’s annual report on Form 10-K for the year ending December 31, 2022, equaling or exceeding $65,00,000 (the “First Revenue Triggering Event”) or (ii) the date on which the VWAP of Merida Common Stock for a period of at least 20 days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination equals or exceeds $13.50 during the two-year period beginning on the trading day after the Closing (as adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to shares of Merida Common Stock occurring at or after the Closing (the “First Price Triggering Event”), with a reduced number of shares to be issued in the event that Merida’s gross revenue for the year ending December 31, 2022 equals or exceeds 90% of the revenue required in the First Revenue Triggering Event, and a gross-up in the event that the First Price Triggering Event is thereafter met;
(b)	3,000,000 Earnout Shares upon the earlier to occur of (i) Merida’s gross revenue for the year ending December 31, 2023, as set forth in Merida’s annual report on Form 10-K for the year ending December 31, 2023, equaling or exceeding $101,00,000 (the “Second Revenue Triggering Event”) or (ii) the date on which the VWAP of Merida Common Stock for a period of at least 20 days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination equals or exceeds $15.50 during the three-year period beginning on the trading day after the Closing (as adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like changes or transactions with respect to shares of Merida Common Stock occurring at or after the Closing (the “Second Price Triggering Event”), with a reduced number of shares to be issued in the event that Merida’s gross revenue for the year ending December 31, 2023 equals or exceeds 90% of the revenue required in the Second Revenue Triggering Event and a gross-up in the event that the Second Price Triggering Event is thereafter met.
(c)	The Merger Agreement also provides a catch-up provision, such that all Earnout Shares will be issuable upon achievement of the Second Revenue Triggering Event or Second Price Triggering Event, notwithstanding a failure to achieve the First Revenue Triggering Event or First Price Triggering Event. Additionally, if a transaction that constitutes a Change of Control (as defined in the Merger Agreement) that will result in the holders of Merida Common Stock receiving a per share price equal to or in excess of the share price required in connection with the First Price Triggering Event or the Second Price Triggering Event occurs at a time when Earnout Shares are earnable, then immediately prior to the consummation of such Change of Control (a) the applicable triggering event that has not previously occurred shall be deemed to have occurred and (b) the applicable Earnout Shares will be issued:

All of the shares of Merida Common Stock issuable to the Leafly shareholders (including the Earnout Shares) will be subject to transfer restrictions for a period of 180 days following completion of the Transactions.

Note Financing

To provide a source of financing for Leafly prior to the Closing, Leafly issued convertible promissory notes in an aggregate principal amount of $31.47 million (collectively, the “Notes”) pursuant to note purchase agreements dated as of June 3, 2021 (“Note Purchase Agreements”). The aggregate principal amount of, and all accrued unpaid interest on, the Notes will be converted in accordance with the terms of the Note Purchase Agreements, into shares of Leafly Common Stock immediately prior to the First Merger. Affiliates of Merida Holdings, LLC, Merida’s sponsor and an affiliate of certain directors of Merida (“Sponsor”) purchased Notes in an aggregate principal amount of $15 million.

Registration Rights Agreement

In connection with the Closing, Merida, Leafly, the Sponsor and its permitted transferees, EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters of Merida’s initial public offering, and its permitted transferees, and certain shareholders of Leafly will enter into an amended and restated registration rights agreement (“A&R Registration Rights Agreement”) pursuant to which such persons will be granted customary demand and piggy-back registration rights with respect to the shares of Merida Common Stock and warrants to purchase Merida Common Stock (“Merida Warrants”) beneficially held by them, directly or indirectly.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the form of A&R Registration Rights Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Governance

The initial board of directors of Merida following the Closing will consist of five members, of which three will be appointed by Leafly, one will be appointed by Merida, and one will be mutually appointed by Leafly and Merida. Executive management of Leafly will become the executive management of Merida following the Transactions.

Representations, Warranties, and Covenants

The parties to the Merger Agreement have made customary representations, warranties, and covenants in the Merger Agreement including, among others, covenants with respect to the conduct of Leafly and its businesses prior to the Closing and covenants providing for Merida and Leafly to cooperate in the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”), and the proxy statement for the solicitation of approval of the adoption of the Merger Agreement and the approval of the Transactions, among other proposals to be considered by Merida’s stockholders (the “Merida Stockholder Approval”), the consent solicitation statement for solicitation of approval of the Transactions, among other proposals to be considered by Leafly’s shareholders (“Leafly Shareholder Approval”), and the prospectus for the offer and sale of Merida Common Stock in the Transactions included therein. Each party agreed to abide by exclusivity provisions set forth in the Merger Agreement. Further, each of the parties has agreed to cooperate and use commercially reasonable efforts to cause the Transactions to be completed.

Conditions to Closing

The obligation of each of the parties to consummate the Transactions is conditioned upon, among other things:

●	all specified waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired and no governmental entity shall have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, executive order, decree, injunction, or other order which has the effect of enjoining or prohibiting the Transactions;

●	Merida shall have at least $5,000,001 of net tangible assets remaining after taking into account redemptions by Merida’s public stockholders and immediately prior to or upon the Closing, as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (“Exchange Act”);

●	Merida’s stockholders shall have approved the Merger Agreement and Transactions, the issuance of Merida Common Stock in connection with the Transactions, and the amendment to Merida’s amended and restated certificate of incorporation;

●	Leafly’s shareholders shall have approved the Merger Agreement and the Transactions;

●	the Merida Common Stock shall be listed or have been approved for listing on the Nasdaq Stock Market (“Nasdaq””), subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders;

●	the Merida Common Stock and Merida Warrants shall have been delisted from the NEO Exchange; and

●	the Registration Statement shall have become effective in accordance with the provision so the Securities Act of 1933, as amended (“Securities Act”), no stop order shall have been issued by the Securities and Exchange Commission (“SEC”) which remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

The obligation of Merida to consummate the Transactions is also conditioned upon, among other things:

●	the accuracy of the representations and warranties of Leafly, subject to certain bring-down standards; and

●	performance of the covenants of Leafly required by the Merger Agreement to be performed at or prior to the Closing.

The obligation of Leafly to consummate the Transactions is also conditioned upon, among other things:

●	the accuracy of the representations and warranties of Merida, subject to certain bring-down standards;

●	performance of the covenants of Merida required by the Merger Agreement to be performed at or prior to the Closing;

●	Merida’s amended and restated certificate of incorporation shall have been amended and restated; and

●	the aggregate amount remaining in the Trust Account after taking into account redemptions by Merida’s public stockholders, together with the proceeds of any financing of Merida, shall equal or exceed $85,000,000 (“Minimum Cash Condition”).

Waivers

Merida and Leafly may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and waive compliance with any agreements or conditions for the benefit of such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement. Notwithstanding the foregoing, pursuant to Merida’s amended and restated certificate of incorporation, Merida cannot consummate the Transactions if it has less than $5,000,001 of net tangible assets remaining immediately prior to or upon consummation of the Transactions, after taking into account any redemptions of Merida public shares held by public stockholders.

Termination

The Merger Agreement may be terminated at any time prior to the Closing as follows:

●	by mutual written agreement of Merida and Leafly;

●	by written notice from Leafly to Merida if (a) Merida has breached any of its representations, warranties, or covenants which breach would result in the failure of Merida to satisfy the conditions to closing (subject to customary cure periods), (b) the Closing has not occurred on or before February 5, 2022 (“Termination Date”), provided that Merida’s failure to fulfil any obligation under the Merger Agreement has not been the primary cause of or primarily resulted in the failure of the Closing to occur on or before the Termination Date, or (c) a governmental entity shall have issued a final, non-appealable governmental order, rule or regulation permanently enjoining or prohibiting the consummation of the Transactions;

●	by written notice from Merida to Leafly if (a) Leafly has breached any of its representations, warranties, or covenants which breach would result in the failure of Leafly to satisfy the conditions to closing (subject to customary cure periods), (b) the Closing has not occurred on or before the Termination Date, provided that Leafly’s failure to fulfil any obligation under the Merger Agreement has not been the primary cause of or primarily resulted in the failure of the Closing to occur on or before the Termination Date, or (c) a governmental entity shall have issued a final, non-appealable governmental order, rule or regulation permanently enjoining or prohibiting the consummation of the Transactions;

●	by either Merida or Leafly if the Merida Stockholder Approval was not obtained at the special meeting of Merida’s stockholders (subject to any adjournment or recess of the meeting);

●	by written notice from Leafly to Merida prior to Merida obtaining approval of the Transactions from the Merida stockholders if Merida’s board of directors changes its recommendation to Merida’s stockholders or has failed to include the recommendation of the Merida board of directors in favor of the Transactions in the proxy statement distributed to Merida’s stockholders;

●	by written notice from Merida to Leafly prior to Leafly obtaining the Leafly Shareholder Approval if Leafly’s board of directors has changed its recommendation to Leafly’s shareholders with respect to the Transactions;

●	by written notice from Leafly to Merida prior to Leafly obtaining the Leafly Shareholder Approval if Leafly’s board of directors has determined to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement); or

●	by Merida if the written consent containing the requisite Leafly Shareholder Approval shall not have been delivered to Leafly and Merida within three business days of the dissemination of the consent solicitation statement to the Leafly shareholders (provided that the right to terminate shall expire if the Leafly Shareholder Approval has been obtained and delivered).

In the event the Merger Agreement is terminated by Merida because Leafly’s board of directors has changed its recommendation to the Leafly shareholders with respect to the Transactions or by Leafly because Leafly’s board of directors has determined to enter into a definitive agreement with respect to a Superior Proposal, Leafly shall pay Merida a termination fee in an amount equal to $7,700,000.

Other Agreements Entered into in Connection with the Merger Agreement

Sponsor Agreement

Concurrently with the execution of the Merger Agreement, Merida, the Sponsor, and Leafly entered into an agreement (“Sponsor Agreement”) providing (a) for the forfeiture of such number of shares of Merida Common Stock held by the Sponsor (such shares, the “Forfeited Shares”) equal to the quotient of the amount by which Merida’s transaction expenses exceed $6.5 million divided by $10.00, provided, that variable fees paid or required to be paid to capital markets advisory firms engaged by Parent will not be included for purposes of determining whether Merida’s transaction expenses exceed $6.5 million, (b) for Merida, the Sponsor, and Continental Stock Transfer & Trust Company to enter into an amendment to the existing stock escrow agreement providing for the forfeiture and cancellation of the Forfeited Shares and that the remaining shares held in escrow will be released or forfeited, as the case may be, upon the satisfaction or failure to satisfy certain earnout conditions, and (c) for such shares to be subject to a six month lock-up.

Amendment to the Escrow Agreement

Concurrently with the execution of the Merger Agreement, Merida, the Sponsor, and Continental Stock Transfer & Trust Company entered into an amendment to the escrow agreement (“Escrow Amendment”) providing, among other things, for the forfeiture and cancellation of the Forfeited Shares and that the remaining shares held in escrow will either be released to the Sponsor or terminated and canceled by Merida depending on whether certain earnout conditions are met or not, as follows: (a) 50% of such shares shall be released from escrow at the Closing in the event that the Minimum Cash Condition is satisfied (subject to partial credit if Merida delivers at least $65 million in cash at the Closing), (b) 25% of such shares shall be released from escrow upon the occurrence of the First Price Triggering Event, (c) all remaining shares shall be released from escrow upon the occurrence of the Second Price Triggering Event, and (d) if a Change of Control that will result in the holders of Merida Common Stock receiving a per share price equal to or in excess of the share price required in connection with the First Price Triggering Event or the Second Price Triggering Event occurs at a time when sponsor shares are held in escrow, then immediately prior to the consummation of such Change of Control (i) the applicable triggering event that has not previously occurred shall be deemed to have occurred and (ii) the applicable shares will be released from escrow. On the business day following the date that is three years after the Closing, all shares not released from escrow will be forfeited and cancelled.

Leafly Shareholder Support Agreement

Concurrently with the execution of the Merger Agreement, Merida, First Merger Sub, Second Merger Sub, and certain shareholders of Leafly entered into agreements (“Support Agreements”) which contain a voting agreement and lock-up, among other agreements of the shareholders. Pursuant to the Support Agreements, such shareholders agreed to comply with certain covenants relating to non-solicitation and not to transfer any of the Leafly Common Stock and Leafly Preferred Stock held by them. The shareholders also agreed to vote all of their Leafly Common Stock and Leafly Preferred Stock (a) in favor of the Merger Agreement and the Transactions and any other matters necessary or reasonably requested by Leafly in connection with the consummation of the Transactions; provided that if Leafly’s board of directors changes or modifies its recommendation to the Leafly shareholders to adopt the Merger Agreement and approve the transactions, the number of shares of Leafly Common Stock and or Leafly Preferred Stock that such shareholder shall be committed to vote shall decreased to 40.0% of the voting power of such shareholders’ outstanding shares, (b) against any proposal, offer, or submission with respect to the merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation, or winding up of Leafly other than the Merger Agreement and Transactions, and (c) against any proposal, action, or agreement that would result in a breach of any covenant, representation or warranty of such shareholder contained in the Support Agreement, result in a breach of any covenant, representation, or warranty of Leafly, result in the failure of any conditions in the Merger Agreement, or change in any manner the voting rights of any class of equity securities of Leafly.

Financing Commitment

Concurrently with the execution of the Merger Agreement, Merida, the Sponsor, and Leafly entered into a letter agreement (“Financing Commitment”) pursuant to which the Sponsor agreed to subscribe for and purchase up to $10 million of shares of Merida Common Stock, at a price per share not to exceed $10.00, in the event that the Minimum Cash Condition would not be satisfied as of Closing.

The foregoing descriptions of the Sponsor Agreement, Escrow Amendment, Support Agreement, and Financing Commitment are qualified in their entirety by the text of each such agreement, each of which are attached as exhibits hereto and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

Press Release

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the press release jointly issued by the parties on August 9, 2021, announcing the Transactions.

Investor Presentation

Attached as Exhibit 99.2 to this Current Report on Form 8-K is the form of investor presentation which may be used by the parties in presentations to certain of their securityholders and others regarding the proposed Transactions.

The information set forth in this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and the exhibits filed or furnished herewith include “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) with respect to the proposed Transactions between Merida and Leafly, including statements regarding the anticipated benefits of the Transactions, the anticipated timing of the Transactions, the business of Leafly and the markets in which it operates. Merida’s and Leafly’s actual results may differ from its expectations, estimates and projections and consequently, you should not place undue reliance on these forward-looking statements as predictions of future events. These forward-looking statements generally are identified by the words “aspire,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “will be,” “will continue,” “will likely result,” “could,” “should,” “believe(s),” “predicts,” “potential,” “continue,” “future,” “opportunity,” “strategy,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Merida’s and Leafly’s current forecasts with respect to future performance and forecasted financial impacts of the proposed Transactions.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Merida or Leafly management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (a) the risk that the benefits of the Transactions may not be realized; (b) the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the price of Merida’s securities; (c) the failure to satisfy the conditions to the consummation of the Transactions, including the failure of Merida’s stockholders to approve and adopt the Merger Agreement or the failure of Merida to satisfy the Minimum Cash Condition following redemptions by its stockholders; (d) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (e) the outcome of any legal proceedings that may be initiated following announcement of the Transactions; (f) the combined company’s continued listing on Nasdaq; (g) the risk that the proposed transaction disrupts current plans and operations of Leafly as a result of the announcement and consummation of the Transactions; (h) costs related to the Transactions; changes in applicable laws or regulations; (i) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (j) the impact of COVID-19 or other adverse public health developments; and (k) other risks and uncertainties that will be detailed in the Registration Statement and as indicated from time to time in Merida’s filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Merida and Leafly caution that the foregoing list of factors is not exclusive. Merida and Leafly caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Merida nor Leafly undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Disclaimer

This document is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transaction and does not constitute an offer to sell, buy, or exchange or the solicitation of an offer to sell, buy, or exchange any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, purchase, or exchange of securities or solicitation of any vote or approval in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction between Merida and Leafly, Merida will file with the SEC the Registration Statement. Merida plans to mail the definitive proxy statement/prospectus/consent solicitation statement to its stockholders in connection with the Transactions. INVESTORS AND SECURITYHOLDERS OF MERIDA ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION STATEMENT (AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LEAFLY, MERIDA, THE TRANSACTIONS AND RELATED MATTERS. Investors and securityholders will be able to obtain free copies of the Registration Statement (when available) and other documents filed with the SEC by Merida through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

Merida, Leafly, and certain of their respective directors, executive officers, and employees may be considered to be participants in the solicitation of proxies in connection with the Transactions. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Merida in connection with the Transactions, including a description of their respective direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding Merida’s directors and executive officers can also be found in Merida’s final prospectus dated November 4, 2019 and filed with the SEC on November 5, 2019. These documents are available free of charge as described above.

Non-GAAP Financial Information

Some of Leafly’s financial information and data contained in the exhibits hereto does not conform to SEC Regulation S-X in that it includes certain financial information not derived in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, such information and data will be adjusted and presented differently in the registration statement filed with the SEC. Merida and Leafly believe that the presentation of non-GAAP financial measures provides information that is useful to investors as it indicates more clearly the ability of Leafly to meet capital expenditures and working capital requirements and otherwise meet their respective obligations as they become due and facilitates comparison of the results of their respective business operations between current, past, and projected future periods.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of August 9, 2021, by and among Merida Merger Corp. I, Merida Merger Sub, Inc., Merida Merger Sub II, LLC, and Leafly Holdings, Inc.
10.1	Form of A&R Registration Rights Agreement.
10.2	Sponsor Agreement, dated as of August 9, 2021, by and among Merida Merger Corp. I and Merida Holdings, LLC.
10.3	Amendment to the Escrow Agreement, dated as of August 9, 2021, by and among Merida Merger Corp. I, Merida Holdings, LLC, and Continental Stock Transfer and Trust Company.
10.4	Form of Support Agreement, dated as of August 9, 2021.
10.5	Financing Commitment Agreement, dated as of August 9, 2021, by and among Merida Merger Corp. I, Merida Holdings, LLC, and Leafly Holdings, Inc.
99.1	Joint Press release, dated August 9, 2021.
99.2	Investor Presentation.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2021	MERIDA MERGER CORP. I

	By:	/s/ Peter Lee
Peter Lee
President and Chief Financial Officer